Exhibit 10.10

EAGLEBANK NON-COMPETE AGREEMENT

THIS NON-COMPETE AGREEMENT (“Agreement”) is made and entered into as of August 1, 2014, by and between EagleBank, a Maryland chartered commercial bank (the “Bank”), and Janice L. Williams (“Executive”).

RECITALS:

The Bank has employed Executive as Executive Vice President & Chief Credit Officer of the Bank pursuant to an employment agreement entered into by the Executive and the Bank and effective as of August 1, 2014 (the “Employment Agreement”) and the parties wish to enter into a supplemental agreement regarding certain rights, benefits and obligations in the event that the Bank elects to terminate Executive’s employment without Cause or Executive resigns following a Change in Control pursuant to the Employment Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Employment Agreement.  Executive acknowledges and agrees that this Agreement supplements the Employment Agreement, which contains provisions that are independent of this Agreement, and that the parties’ rights and obligations under the Employment Agreement are not modified or impaired by this Agreement, except to the extent expressly set forth herein.  The obligations of the Bank under this Agreement, including its obligation to pay the compensation provided for in this Agreement, are contingent upon Executive’s performance of Executive’s obligations under this Agreement.

2.                                      Certain Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

2.1                               “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling fifty percent (50%) or more of the outstanding voting interests of such Person, (iii) any officer, director, general partner, managing member, or trustee of, or Person serving in a similar capacity with respect to, such Person, or (iv) any Person who is an officer, director, general partner, member, trustee, or holder of fifty percent (50%) or more of the voting interests of any Person described in clauses (i), (ii), or (iii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2.2                               “Bancorp” means Eagle Bancorp, Inc., a Maryland corporation.

2.3                               “Bank” is defined in the introduction to the Recitals.  If the Bank is merged into any other Entity, or transfers substantially all of its business operations or assets to another Entity, the term “Bank” shall be deemed to include such successor Entity for purposes of applying Article 8 of this Agreement.

2.4                               “Bank Entities” means and includes any of the Bank, Bancorp and their Affiliates.

2.5                               “Bank Regulatory Agency” means any governmental authority, regulatory agency, ministry, department, statutory corporation, central bank or other body of the United States or of any other country or of any state or other political subdivision of any of them having jurisdiction over the Bank or any transaction contemplated, undertaken or proposed to be undertaken by the Bank, including, but not necessarily be limited to:

(a)                                 the Federal Deposit Insurance Corporation or any other federal or state depository insurance organization or fund;

(b)                                 the Federal Reserve System, the Maryland Division of Financial Institutions, or any other federal or state bank regulatory or commissioner’s office;

(c)                                  any Person established, organized, owned (in whole or in part) or controlled by any of the foregoing; and

(d)                                 any predecessor, successor or assignee of any of the foregoing.

2.6                               “Board” means the Board of Directors of the Bank.

2.7                               “Code” means the Internal Revenue Code of 1986, as amended.

2.8                               “Expiration Date” means the earlier of the expiration of the Restricted Period hereunder or the date upon which the Bank elects to terminate this Agreement due to a violation of Article 8 by Executive.

2.9                               “Person” means any individual or Entity.

2.10                        “Section 409A” means Section 409A of the Code and the regulations and administrative guidance promulgated thereunder.

2.11                        “Termination Date” means the Expiration Date or the Termination Date under the Employment Agreement.

Other terms are defined throughout this Agreement and have the meanings so given them.

3.                                      Non-Competition Fee.

3.1                               Non-Compete Fee Upon Involuntary Separation by the Bank without Cause.  In the event of Termination of Executive’s employment by the Bank without Cause, including without limitation, in the event of a Change in Control (both as defined in the Employment Agreement), or a resignation as provided in Section 9.2(b) or 9.3 of the Employment Agreement (collectively, “Separation”), and provided that Executive (a) signs and delivers to the Bank no later than twenty-one (21) days after the Termination Date (the “Submission Period”), (a) a General Release and Waiver in the form attached to this Agreement as Exhibit A (the “Release”) and (b) the Certification required monthly in the form of Exhibit B pursuant to Section 3.4 of this Agreement, the Bank shall, with respect to a period of one (1) year following the date on which the Release is executed and delivered to the Bank, continue to pay Executive, monthly in arrears (on or before the last day of the month for the prior month), Executive’s Salary at the rate being paid as of the Termination Date, together with an additional amount equal to one-twelfth of the most recent annual cash bonus (incentive plan and discretionary), if any, for each month of the Restricted Period during which Executive remains in full compliance with the provisions of Articles 3 and 4 of this Agreement.  No payment shall be made (a) in the event Executive delivers timely the Waiver in the form of Exhibit C pursuant to Section 4.2 (b), (b) in respect of any bonus or other compensation paid other than in cash or (c) in the event of Termination with Cause (as defined in the Employment Agreement).  Nothing in this Agreement shall affect Executive’s eligibility for payments under Section 9.4 of the Employment Agreement in accordance with the terms and conditions set forth therein.

3.2                               Failure to Sign General Release.  Failure to sign and deliver timely the General Release and Waiver shall be deemed to be an election to waive all rights, benefits and obligations hereunder within the meaning of Section 4.2(b), and shall operate to extinguish this offer; such failure shall not, however, extinguish, avoid or in any way limit Executive’s obligations under the Employment Agreement, including Section 8.5 thereof.

3.3                               Payment Timing.  Notwithstanding the foregoing: if the twenty-one (21) day period in which Executive may deliver the Release begins in one calendar year and ends in the following calendar year, the date on which payments will commence under this Article 3 shall be in February of such following calendar year or, if later, the month following the date on which the Release is delivered to the Bank.

3.4                               Reporting Obligation.  As a condition to receipt of the payments provided in this Article, Executive shall (a) certify on a monthly basis, in writing, signed by Executive and delivered to the Bank not later than the 15th day of the month, that Executive has complied in full with the provisions of Section 4.1, and (b) report in detail all income or compensation of any kind (including without limitation property interests or rights to future remuneration) from employment or services rendered to any Person or entity, excluding the Bank, during the preceding month, all in the form attached hereto as Exhibit B (the “Certification”).  If such Certification is not received in a timely fashion, on the first occurrence, the Bank shall provide written notice to Executive and an opportunity to cure the violation of this Section within ten days thereafter.  If Executive fails to cure the reporting obligation to the Bank’s reasonable satisfaction within the specified time, or if the Certification is inaccurate or incomplete, Executive shall be deemed to be in violation of Section 4.1 without further notice or opportunity to cure.

3.5                               Contingent Repayment Obligation.  (a) In the event Executive breaches any provision of Article 4 of this Agreement, Executive’s entitlement to any payments payable pursuant to this Article 3, if and to the extent not yet paid, shall thereupon immediately cease and terminate as of the date of such breach, with Executive having the obligation to repay to the Bank any payments that were paid to him during the period of the breach, provided that the non-compete covenant under Section 4(b) remains in effect.

(b) If termination was initially not for Cause but the Bank thereafter determines in good faith that, during the Term, Executive had engaged in conduct that would have constituted Cause, Executive’s entitlement to any payments pursuant to this Article 3 shall terminate retroactively to the Termination Date, with Executive having the obligation to repay to the Bank all payments that were paid to him, and, upon the return of all such payments, said General Release and Waiver, and this Agreement shall be deemed rescinded and of no force or effect, provided that nothing herein shall extinguish, avoid or in any way limit Executive’s obligations under the Employment Agreement, including Section 8.5 thereof.

3.6                               Payment Adjustments.  Notwithstanding anything to the contrary in this Article 3, any payment pursuant to this Article: (a) shall be subject to (i) any delay in payment or reduction required by Section 5.2 hereof, and (b) shall be subject to a set-off equal to the gross amount of any current or deferred compensation, including wages, salary, fees, benefits, tangible or intangible property or ownership rights or interests or other property rights, received by Executive or which he becomes entitled to receive in the future as remuneration for services to any Person, business or other entity as a result of, or in exchange for, any work or services performed, or any intellectual property conveyed by Executive, during the Restricted Period (“Remuneration”), provided that the foregoing provision shall in no way limit or impair Executive’s obligations or the Bank’s rights under Article 3 or Article 4 of this Agreement.  Executive understands and agrees that the Bank’s set-off rights will accrue, and any set-off pursuant to this provision will be applied to any non-compete payments due (or previously paid or accrued), after the earlier of Executive’s receipt or accrual of Remuneration (the Set-off Date), and if Executive is not entitled to further payments under this Agreement, Executive agrees to refund the setoff amount in full to the Bank within fourteen (14 days) of Executive’s Certification reporting such remuneration or the Set-off Date, whichever is later.

4.                                      Non-Competition.

4.1                               (a) Executive hereby acknowledges and agrees that, during the course of Executive’s employment, Executive will have, and has had, access to and become familiar with various confidential and proprietary information of the Bank Entities and/or relating to the business of the Bank Entities (“Confidential Information”), including, but not limited to: business plans; operating results; financial statements and financial information; contracts; mailing lists; purchasing information; customer data (including lists, names and requirements); feasibility studies; personnel related information (including employees’ skills, knowledge, capabilities, performance, compensation, compensation plans, and staffing plans); internal working documents and communications; and other materials related to the businesses or activities of the Bank Entities which is made available only to employees with a need to know or which is not generally made available to the public.  Failure to mark any Confidential Information as confidential, proprietary or protected information shall not affect its status as Confidential Information.  Executive further acknowledges that in the course of employment with the Bank, Executive has and will become familiar with and involved in all aspects of the business and operations of the Bank Entities, as well as with confidential information of or about third parties having business dealings with the Bank Entities, including without limitation customers and prospective customers, suppliers, business partners and affiliates of the Bank.  Executive further acknowledges that Executive’s services have been and shall continue to be of special, unique and extraordinary value to the Bank.

(b) Therefore, Executive hereby covenants and agrees that upon Separation and until the date one (1) year after the Termination Date (the “Restricted Period”), without the express written consent of the Board and/or the Chief Executive of the Bank (“CEO”) in their respective sole discretion: Executive will not (except for services performed for or on behalf of the Bank Entities), directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) engage in employment or provide services to any person or entity in return for remuneration or a right to remuneration of any kind, including but not limited to current or deferred compensation, wages, salary, fees, benefits, tangible or intangible property or ownership rights or interests or other property rights, whether paid or conveyed to Executive or promised in the future by any Person, business or other entity as a result of, or in exchange for, any work or services performed, or any intellectual property conveyed by Executive.

4.2.                            Exceptions; Waiver; Notice.  (a) Notwithstanding any provision hereof to the contrary, this Article 4 does not restrict Executive’s right to (i) provide services without remuneration to a not-for-profit entity; or (ii) own securities of any Entity that files periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, provided that Executive’s total ownership constitutes less than two percent (2%) of the outstanding securities of such company and such acquisition does not violate: (A) the Code of Conduct or any other policy of the Bank, including any policy related to inside information; (B) any applicable securities law; or (C) any applicable standstill or other similar contractual obligation of the Bank.

(b) (i) The restrictions set forth in Section 4.1 shall not apply to Executive’s post-Termination employment or activities if Executive requests a waiver and receives the prior express written and informed consent of the Board or the CEO, subject to such limitations and restrictions as the Chairman of the Board or CEO may impose in his sole discretion. (ii) The payments set forth in Section 3.1 and the restrictions set forth in Section 4.1 shall not apply to Executive’s post-Termination employment or activities if Executive executes prior to the end of the Submission Period a waiver, in the form attached hereto as Exhibit C (the “Waiver”), of all rights to receive payments pursuant to this Agreement and delivers such signed Waiver in accordance with the provisions hereof.  Such Waiver shall not, however, extinguish, avoid or in any way limit Executive’s obligations under the Employment Agreement, including Section 8.5 thereof.  Failure to execute and timely submit such a Waiver shall be deemed to be an election to waive participation under the Agreement and shall operate as a Waiver, and shall entitle the Bank to recoup any payments made.

(c)  Except as to employment permitted in this Section, before Executive accepts employment with any other person or entity while any of Section 4.1 is in effect, Executive will provide the prospective employer with written notice of the provisions of Article 4 only [not the full Agreement] and will deliver a copy of the notice to the Bank.

4.3.                            Bank Right to Recovery.  In the event of the breach by Executive of any of the provisions of this Article, the Bank shall be entitled, in addition to all other available rights and remedies, to recover amounts already paid under Section 3.1 of this Agreement and to withhold any or all of the amounts agreed to be paid to Executive under Section 3.1.

4.4.                            Reasonableness.  Executive acknowledges and agrees that the restrictions set forth in this Article are founded on valuable consideration, including without limitation the non-compete fees contained in this Agreement, are reasonable in duration and scope and are necessary to protect the legitimate business interests of the Bank Entities and their respective businesses, shareholders, directors, officers and employees. Executive further acknowledge that these covenants have a unique, very substantial and immeasurable value to the Bank, that Executive considers the payments hereunder to be fair and adequate compensation for the covenants made by Executive, that he has sufficient assets and skills to earn a reasonable and satisfactory livelihood, and that the restrictions set forth in this Agreement will not unreasonably restrain Executive’s ability to earn a livelihood.  Executive acknowledges and agrees that Bank’s Confidential Information would provide significant value and unfair competitive advantages to any competitor on a nationwide basis and that a more limited duration or narrower geographic scope to the covenant would not sufficiently protect the Bank’s legitimate business interest in preserving the Confidential Information to which Executive has had access, given the national nature of financial services and the ability of other persons and entities to engage in competition with the Bank through electronic communications.  Finally, Executive acknowledges that he fully understands the terms of this Agreement and has had an opportunity to consult with counsel of Executive’s own choosing if he elects to do so.

4.5                               Judicial Modification.  If any court of competent jurisdiction should determine that the duration, geographical area or scope of any provision or restriction set forth in this Article 4 exceeds the maximum duration, geographic area or scope that is reasonable and enforceable under applicable law, the parties agree that, to the extent then allowed under governing law, said provision shall automatically be modified and shall be deemed to extend only over the maximum duration, geographical area and/or scope as to which such provision or restriction said court determines to be valid and enforceable under applicable law, which determination the parties direct the court to make, and the parties agree to be bound by such modified provision or restriction.

5.                                      Section 409A.

5.1                               Avoidance of Imposition.  It is the intention of the parties hereto that this Agreement and the payments provided for hereunder shall not be subject to, or shall be in accordance with, Section 409A, and thus avoid the imposition of any tax and interest on Executive pursuant to Section 409A(a)(1)(B) of the Code, and this Agreement shall be interpreted and construed consistent with this intent.  Executive acknowledges and agrees that he shall be solely responsible for the payment of any tax or penalty which may be imposed or to which he may become subject as a result of the payment of any amounts under this Agreement.

5.2                               Possible Delay in Payment(s).  Notwithstanding any provision of this Agreement to the contrary, if Executive is a “specified employee” at the time of Executive’s “separation from service”, any payment of “nonqualified deferred compensation” (in each case as determined pursuant to Section 409A) that is otherwise to be paid to Executive within six (6) months following Executive’s separation from service, then to the extent that such payment would otherwise be subject to interest and additional tax under Section 409A(a)(1)(B) of the Code, such payment shall be delayed and shall be paid on the first business day of the seventh calendar month following Executive’s separation from service, or, if earlier, upon Executive’s death.  Any deferral of payments pursuant to the foregoing sentence shall have no effect on any payments that are scheduled to be paid more than six (6) months after the date of separation from service.

5.3                               Modification to Comply.  The parties hereto agree that they shall take such actions as may be necessary and permissible under applicable law, regulation and guidance to amend or revise this Agreement in order to ensure that Section 409A(a)(1)(B) does not impose additional tax and interest on payments made pursuant to this Agreement.

6.                                      Remedies.  Executive understands and agrees that money damages may not be a sufficient remedy for a breach by Executive of the provisions of Article 4 and that, in the event of any breach or threatened or attempted breach of any provision of Article 4 by Executive, the Bank shall, in addition to and not to the exclusion of any other rights and remedies at law or in equity, be entitled to seek and receive from any court of competent jurisdiction (i) full temporary and permanent injunctive relief enjoining and restraining Executive and each and every other Person concerned therein from the continuation of such violative acts and (ii) a decree for specific performance of the applicable provisions of this Agreement, without being required to furnish any bond or other security.  In the event of any litigation brought by either party to enforce rights under this Agreement, the prevailing party shall recover from the other party its reasonable attorneys’ fees and costs incurred in connection with such litigation.

7.                                      Nondisclosure of this Agreement.  The terms, conditions and fact of this Agreement are strictly confidential.  From and after the date of execution of this Agreement, Executive agrees not to disclose, directly or indirectly, the existence of this Agreement or any of the terms and conditions herein to any Person except that Executive may disclose the existence of this Agreement or the terms and conditions herein to Executive’s immediate family, tax, financial or legal advisers, prospective employers (with whom Executive’s employment is not prohibited by Section 4.1), any taxing authority, or as required by law.  If Executive is asked about the existence and/or terms and conditions of this Agreement, Executive is permitted to state only that “the terms of my employment are a confidential matter that I am not able to disclose.”  Executive acknowledges that the terms of this Section 7 are a material inducement for the Bank to enter into this Agreement.  Notwithstanding the foregoing, Executive may disclose such information regarding this Agreement as may be disclosed by the Bank Entities in any document filed with the Securities and Exchange Commission and the Bank may disclose this Agreement as it deems necessary or advisable.

8.                                      Assignability.  Executive shall have no right to assign this Agreement or any of Executive’s rights or obligations hereunder to another party or parties.  The Bank may assign this Agreement to any of its Affiliates or to any Person that acquires a substantial portion of the operating assets of the Bank.  Upon any such assignment by the Bank, references in this Agreement to the Bank shall automatically be deemed to refer to such assignee instead of, or in addition to, the Bank, as appropriate in the context.

9.                                      Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts executed and to be performed therein, without giving effect to the choice of law rules thereof.  Any action to enforce any provision of this Agreement may be brought only in a court of the State of Maryland within Montgomery County or in the United States District Court for the District of Maryland.  Accordingly, each party (a) agrees to submit to the jurisdiction of such courts and to accept service of process at its address for notices and in the manner provided in Section 10 for the giving of notices in any such action or proceeding brought in any such court and (b) irrevocably waives any objection to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient or inappropriate forum.

10.                               Notices.  All notices, requests, demands and other communications required to be given or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been given as follows: (a) when hand delivered to the other party; (b) when received by facsimile at the facsimile number set forth below, provided, however, that any notice given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by depositing the same in a United States post office first-class postage prepaid and addressed to the applicable party as set forth below or (ii) the receiving party delivers a signed written confirmation of receipt for such notice either by facsimile or by any other method permitted under this Section; or (c) when deposited in a United States post office with first-class certified mail, return receipt requested, postage prepaid and addressed to the applicable party as set forth below; or (d) when deposited with a national overnight delivery service reasonably approved by the parties (Federal Express and DHL WorldWide Express being deemed approved by the parties), postage prepaid, addressed to the applicable party as set forth below with next-business-day delivery guaranteed; provided that the sending party receives a confirmation of delivery from the delivery service provider.  Any notice given by facsimile shall be deemed received on the date on which notice is received except that if such notice is received after 5:00 p.m. (recipient’s time) or on a non-business day, notice shall be deemed given the next business day).  Any notice sent by Untied States mail shall be deemed given three (3) business days after the same has been deposited in the United States mail.  Any notice given by national overnight delivery service shall be deemed given on the first business day following deposit with such delivery service.  For purposes of this Agreement, the term “business day” shall mean any day other than a Saturday, Sunday or day that is a legal holiday in Montgomery County, Maryland.  The address of a party set forth below may be changed by that party by written notice to the other from time to time pursuant to this Article.

To:                             Executive, as set forth on the signature page.

To:                             EagleBank

c/o Ronald D. Paul, CEO

7815 Woodmont Avenue

Bethesda, MD 20814

Fax No.: 301-986-8529

cc:

EagleBank

c/o Laurence E. Bensignor

Executive Vice President and General Counsel

7815 Woodmont Ave.

Bethesda, MD 20814

Fax No.: 301-841-9872

11.                               Entire Agreement.  This Agreement contains all of the agreements and understandings between the parties hereto with respect to the terms and conditions upon which Executive may be entitled to supplemental non-compete compensation and the non-compete covenants which may apply to Executive under the circumstances set forth herein, and supplements Section 8.5 of the Employment Agreement in the event of a Separation, which shall remain in effect and shall be applicable to Executive and given full effect without limiting in any way Executive’s obligations and the Bank’s rights under this Agreement.  No oral agreements or written correspondence shall be held to affect the provisions hereof.  No representation, promise, inducement or statement of intention has been made by either party that is not set forth in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

12.                               Headings.  The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.                               Severability.  Should any part of this Agreement for any reason be declared or held illegal, invalid or unenforceable in whole or in part, such determination shall not affect the legality, validity or enforceability of any remaining portion or provision of this Agreement, which remaining portions and provisions shall remain in force and effect as if this Agreement has been executed with the illegal, invalid or unenforceable portion thereof eliminated, provided that if any court of competent jurisdiction shall find the provisions of Section 4.1(b) to be unenforceable, the parties agree that Section 8.5 of the Employment Agreement shall remain in effect as to Executive and he shall be bound thereby.

14.                               Amendment; Waiver.  Neither this Agreement nor any provision hereof may be amended, modified, changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the amendment, modification, change, waiver, discharge or termination is sought.  The failure of either party at any time or times to require performance of any provision hereof shall not in any manner affect the right at a later time to enforce the same.  No waiver by either party of the breach of any term, provision or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term, provision or covenant contained in this Agreement.

15.                               Gender and Number.  As used in this Agreement, the masculine, feminine and neuter gender, and the singular or plural number, shall each be deemed to include the other or others whenever the context so indicates.

16.                               Binding Effect.  This Agreement is and shall be binding upon, and inures to the benefit of, the Bank, its successors and assigns, and Executive and Executive’s heirs, executors, administrators, and personal and legal representatives.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

EAGLEBANK

By:
Name:
Title:

Executive:

Notice Address:

Fax No.:

Attachment A

Form of

General Release and Waiver of All Claims

Executive (“you”) executes this General Release And Waiver of All Claims (the “Release”) as a condition of receiving certain payments and other benefits in accordance with the terms of Section 3.1 of the Non-Compete Agreement dated as of August 1, 2014.  All capitalized terms used but not otherwise defined herein shall have the same meaning as in your Employment Agreement.

1.              RELEASE.

You hereby release and forever discharge EagleBank and Eagle Bancorp, Inc. [modify to specifically include any additional Affiliates] and each and every one of their former or current subsidiaries, parents, affiliates, directors, officers, employees, agents, parents, affiliates, successors, predecessors, subsidiaries, assigns and attorneys (the “Released Parties”) from any and all charges, claims, damages, injury and actions, in law or equity, which you or your heirs, successors, executors, or other representatives ever had, now have, or may in the future have by reason of any act, omission, matter, cause or thing through the date of your execution of this Release.  You understand that this Release is a general release of all claims you may have against the Released Parties based on any act, omission, matter, case or thing through the date of your execution of this Release.

2.              WAIVER.

You realize there are many laws and regulations governing the employment relationship.  These include, but are not limited to, Title VII of the Civil Rights Acts of 1964 and 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act; the National Labor Relations Act; 42 U.S.C. § 1981; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974 (other than any accrued benefit(s) to which you have a non-forfeitable right under any pension benefit plan); the Maryland Civil Rights Act, the Maryland Wage Payment and Collection Law, Maryland Occupational Safety and Health Act, the Maryland Collective Bargaining Law, and any other state, local and federal employment laws; and any amendments to any of the foregoing.  You also understand there may be other statutes and laws of contract and tort that also relate to your employment.  By signing this Release, you waive and release any rights you may have against the Released Parties under these and any other laws, except those as to which a waiver and release is not permitted as a matter of law, based on any act, omission, matter, cause or thing through the date of your execution of this Release.  You also agree not to initiate, join, or voluntarily participate in any action or suit in any court or to accept any damages or other relief from any such proceeding brought by anyone else based on any act, omission, matter, cause or thing through the date of your execution of this Release, provided that nothing in this Agreement shall be construed to prohibit you from filing a charge with or participating in any investigation or proceeding conducted by the EEOC, NLRB, or any comparable state or local agency.  Notwithstanding the foregoing, you hereby waive your right to recover individual relief with respect to any charge, complaint, or lawsuit filed by you or anyone on your behalf, any you agree that you will not accept any benefit that you may be entitled to receive in connection with any action taken by any other person or agency against the Bank.  Additionally, you represent that you have no pending complaints or charges filed against the Bank.

By execution of this Agreement and in consideration of the benefits provided herein, you understand that you are specifically waiving any rights or claims that you may have under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §§ 621, et sec.  You state that your waiver of these ADEA claims is knowing and voluntary, and you understand that you are forever releasing the Bank (and its affiliates and related persons who are Released Parties) with respect to all such claims.  This waiver does not apply to any rights or claims that relate to events which may occur after the date this Agreement becomes effective, or to any rights or claims to test the knowing and voluntary nature of this Agreement, solely to the extent required under the ADEA and Older Workers Benefit Protection Act (“OWBPA”).

3.              NOTICE PERIOD.

This document is important.  We advise you to review it carefully and consult an attorney before signing it, as well as any other professional whose advice you value, such as an accountant or financial advisor.  If you agree to the terms of this Release, sign in the space indicated below for your signature.  You will have twenty-one (21) [45 days if deemed to be a group layoff under OWBPA] calendar days from the date you receive this document to consider whether to sign this Release.  If you choose to sign the Release before the end of that twenty-one day period, you certify that you did so voluntarily for your own benefit and not because of any coercion.

4.              RETURN OF PROPERTY.

You certify that you have fully complied with Section 8.4 of your Employment Agreement.

5.              REVOCATION.

You should also understand that even after you have signed this Release, you still have seven (7) days to revoke it. To revoke your acceptance of this Release, the Chairman of the Bank’s Board of Directors must receive written notice before the end of the seven (7)-day period. In the event you revoke or do not accept this Release, you will not be entitled to any of the payments or benefits that you would have been entitled to under the Non-compete Agreement by virtue of executing this Release. If you do not revoke this Release within seven (7) days after you sign it, it will be final, binding, and irrevocable.

IN WITNESS WHEREOF, the Parties have knowingly and voluntarily executed this Release, as of the day and year first set forth below.

Executive	Date

By:
Date

Exhibit B

Executive’s Monthly Report and Certification

Date:

Submitted by:                             [Executive’s name]

In accordance with Section 3.4 of my Non-compete Agreement with EagleBank, dated as of August 1, 2014, (the “Agreement”), I certify that:

a.                                      I have been and remain in full compliance with Section 4.1 (b) of the Agreement, including, without limitation, my obligation thereunder to refrain from engaging in employment or providing services to any person or entity in exchange for remuneration of any kind, including deferred payments or property rights, except as, and only to the extent, allowed under Section 4.2 (a) and (b) of the Agreement, and I have complied fully with Section 4.2(b) and (c). and make the following report regarding any such employment or services: [fully describe any employment or services in specific detail including parties, locations, dates, terms, duties or services and nature of remuneration]; and

b.                                      I have fully and accurately reported all prior remuneration since the date of Separation and during the preceding calendar month I received, or acquired rights to receive, only the following remuneration within the meaning of Section 4.1(b) of the Agreement:

1.                                      Wages, salary, fees, bonuses or other cash compensation:

[insert full description of nature and amount of remuneration and identify payor];

2.                                      Benefits and/or deferred compensation rights:

[insert full description of nature and amount and identify payor];

3.                                      Tangible or intangible property or ownership rights or interests or other property rights, whether paid or conveyed to Executive or promised in the future:

[Insert full property description and identify all other parties to agreement or conveyance].

I acknowledge and agree that any payments made or to be made by the Bank pursuant to the Agreement shall be subject to a set-off equal to the gross amount of any remuneration I have received, or acquire a right to receive in the future, during the Restricted Period, as set forth in Section 3.6(b) of the Agreement, and that the foregoing provision does not limit or impair my obligations or the Bank’s rights under Article 3 or Article 4 of the Agreement.  I further understand and agree that the Bank’s set-off rights will accrue, and any set-off pursuant to this provision will be applied to any non-compete payments due (or previously paid or accrued), after the earlier of my receipt of income, benefits or property or the vesting of a right or the creation of a contractual entitlement to such income, benefits or property (the Set-off Date), and if I am not entitled to further payments under this Agreement, I agree to refund the setoff amount in full to the Bank within fourteen (14 days) of this Certification or the Set-off Date, whichever is later.

I understand and acknowledge that any false, incomplete or delinquent report or Certification of the foregoing information will result in my forfeiture of rights to payments under the Agreement in the future and may result in an obligation to repay all or part of any payments I have received pursuant to the Agreement to date.

Signature	Date

Print Name

Exhibit C

WAIVER AND ELECTION TO TERMINATE SUPPLEMENTAL NON-COMPETE AGREEMENT

Recitals

I,                           [INSERT NAME] (hereinafter “Executive”), [CHOOSE APPLICABLE LANGUAGE: having been notified by EagleBank (the “Bank”) that my employment will be terminated without Cause as defined in {OR} having resigned from employment with the Bank pursuant to Section 9.2(b) or 9.3 of] my Employment Agreement with the Bank, dated as of August 1, 2014, (the “Employment Agreement”), acknowledge that:

a.                                      I have entered into an agreement, dated as of August 1, 2014, to receive substantial payments in exchange for a supplemental covenant not to compete with the Bank as set forth in the Non-compete Agreement to which this Waiver was attached as Exhibit C (the “Agreement”);

b.                                      I understand that I may elect, within the time period specified in Section 4. 2 of the Agreement, to opt out of the Agreement and not to be bound by or receive payments under the Agreement and I agree that the Bank has the sole right to determine compliance with Section 4.2 in the exercise of its reasonable discretion;

c.                                     I have been afforded a full and fair opportunity to review the Agreement and I have had an opportunity to consult with counsel of my own choosing, at my election;

d.                                      I understand the terms of the Agreement; and

e.                                       I understand that my election to opt out and to terminate the Non-compete Agreement does not extinguish, avoid or in any way limit my continuing obligations under the Employment Agreement, including my obligation to comply with the restrictions on competition set forth in section 8.5 of the Employment Agreement.

Election and Waiver of Rights

HAVING CONSIDERED THIS MATTER FULLY, I HEREBY ELECT TO TERMINATE THE NON-COMPETE AGREEMENT AND I WAIVE AND RELEASE ALL RIGHTS AND CLAIMS OF ANY KIND OR NATURE RELATING TO THE AGREEMENT, INCLUDING ALL CLAIMS RELATING IN ANY WAY TO THE BANK’S OFFER TO ENTER INTO THE AGREEMENT AND ALL CLAIMS RELATING IN ANY WAY TO ANY PRIOR UNDERSTANDINGS, REPRESENTATIONS OR COMMUNICATIONS RELATING TO THE AGREEMENT.

I UNDERSTAND THAT THIS ELECTION IS FINAL AND BINDING UPON ME, AND UPON MY SUCCESSORS, HEIRS, ATTORNEYS AND ASSIGNS.

IN WITNESS WHEREOF, I have executed this WAIVER AND ELECTION TO TERMINATE SUPPLEMENTAL NON-COMPETE AGREEMENT.

Executive:

Date:

Notice Address:

Fax No.:

Reviewed, agreed and accepted by:

EAGLEBANK

By:

Name:

Title:

Date: